UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 10, 2013

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 10, 2013, Mandy M. Pope, Executive Vice President and Chief Accounting Officer of Parkway Properties, Inc. (the "Company"), informed the Company that she has resigned from her position effective January 25, 2013.  Ms. Pope has not expressed any disagreements with the Company with respect to any matter, including but not limited to any accounting-related policy or matter.  In connection with the resignation, the Company has agreed to pay Ms. Pope a severance payment calculated in accordance with Section 5 of that certain Change in Control Agreement dated May 13, 2010 by and between the Company and Ms. Pope.

The Board of Directors of the Company appointed O. Darryl Waltman as Chief Accounting Officer, effective January 25, 2012.  Mr. Waltman, age 37, joined the Company in 2002 as a Property Accountant, was promoted to Vice President and Controller in May 2010 and was promoted to Senior Vice President in November 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:            January 11, 2013
  PARKWAY PROPERTIES, INC.
  By: /s/ Jeremy Dorsett
                                          Jeremy Dorsett
                                          Executive Vice President and General Counsel